Exhibit 99.1

FOR IMMEDIATE RELEASE
1401 Highway 62-65 North	FOR FURTHER INFORMATION CONTACT:
P. O. Box 550	Larry J. Brandt/CEO
Harrison, AR 72601	Tommy Richardson/COO
Sherri Billings/CFO
870-741-7641

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.
ANNOUNCES A QUARTERLY CASH DIVIDEND

Harrison, Arkansas – February 27, 2008 - (NASDAQ GM:FFBH) First Federal Bancshares of Arkansas, Inc. (the “Corporation”), a unitary savings and loan holding company for First Federal Bank (the “Bank”) announced today that its Board of Directors declared a $.16 (sixteen cents) cash dividend on the common stock of the Corporation payable on March 21, 2008 to the stockholders of record at the close of business on March 7, 2008.

Larry J. Brandt, CEO of the Corporation, stated, "This will be our 45th consecutive cash dividend. Our strong capital base and continued profitability afford us the opportunity to pay another consecutive quarterly cash dividend.  Such action demonstrates our commitment to and confidence in our future prospects.”

First Federal is a community bank serving consumers and businesses in Northcentral and Northwest Arkansas with a full range of checking, savings, investment, and loan products and services. The Bank, founded in 1934, has $792.0 million in assets and conducts business from 19 full-service branch locations, one stand-alone loan production office, and 30 ATMs. For more information, visit us on the web at www.ffbh.com.

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